Exhibit 99.5

STOCK ORDER AND CERTIFICATION FORM

[INSERT LOGO]

SEND OVERNIGHT PACKAGES TO:
East Boston Savings Bank
Attn: Stock Information Center
67 Prospect Street
Peabody, MA 01960
[phone number]

Deadline: The Subscription Offering ends at 5:00 p.m., Eastern Time, on **[expiration date]**. Your original Stock Order and Certification Form, properly completed and executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form or by hand delivery to the Stock Information Center. **Faxes or copies of this form may not be accepted. Meridian Bancorp, Inc. reserves the right to accept or reject improper order forms.**

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) Number of Shares	Price Per Share	(2) Total Amount Due
	X $10.00 =	$

THE MINIMUM PURCHASE IS 25 SHARES ($250). No person may purchase more than 50,000 shares ($500,000). Also, no person together with an associate or group of persons acting in concert may purchase more than 100,000 shares ($1,000,000).

(3a) Method of Payment – Check or Money Order
Enclosed is a personal check, bank check or money order made payable to Meridian Bancorp, Inc. in the amount of: $
Checks will be cashed upon receipt.

(3b) Method of Payment – Certificate or Savings Account Withdrawal ONLY
The undersigned authorizes withdrawal from the East Boston Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **East Boston Savings Bank IRA accounts or accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

East Boston Savings Bank Deposit Account Number(s)	*Withdrawal Amount(s)*
	$
	$
	$
Total Withdrawal Amount	$

(4) Purchaser Information
Check the one box that applies to the purchaser(s) listed in Section 8:

- **a.** ☐ **Eligible Account Holder** – Check here if you were a depositor with aggregate account balances of at least $50 on deposit with East Boston Savings Bank as of the close of business on February 28, 2013. Enter information in Section 9 for all deposit accounts that you had at East Boston Savings Bank on this date.
- **b.** ☐ **Employees, Officers, Directors, Trustees and Corporators** – Check here if you are not an Eligible Account Holder but are an employee, officer, director, trustee, or corporator of East Boston Savings Bank or Meridian Financial Services, Incorporated.
- **c.** ☐ **Local Community** – Check here if you are not included in 4(a) or 4(b), and you reside in the Massachusetts cities and towns of Belmont, Boston, Cambridge, Chelsea, Danvers, Everett, Lynn, Lynnfield, Malden, Medford, Melrose, Peabody, Revere, Saugus, Somerville, Wakefield or Winthrop;
- **d.** ☐ **Public Stockholders** – Public stockholders of Meridian Interstate Bancorp, Inc. as of [record date]
- **e.** ☐ **General Public** – Check here if none of the above categories apply to you.

(5) Check if you (or a household family member or relative) are a Meridian Financial Services, Incorporated, Meridian Interstate Bancorp, Inc., Meridian Bancorp, Inc. or East Boston Savings Bank: ☐ Director ☐ Officer ☐ Trustee ☐ Corporator ☐ Employee

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Item 1 of the Stock Order and Certification Form Instructions.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	*Number of shares ordered*	*Name(s) listed in Section 8 on other Order Forms*	*Number of shares ordered*

(8) Stock Registration: Please PRINT legibly and fill out completely: The name(s) and address that you provide below will be reflected on your stock ownership statement and will be used for other communications related to this order. Please use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchaser priority than yours. See Stock Order and Certification Form Instructions for further guidance.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act ☐ Partnership
☐ Joint Tenants ☐ Individual Retirement Account ☐ Corporation ☐ Trust – Under Agreement Dated ________

Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you have or had with East Boston Savings Bank in the box below. SEE THE STOCK ORDER AND CERTIFICATION FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. **Failure to list all of your accounts may result in the loss of part or all of your subscription rights.**

NAME(S) ON ACCOUNTS	*EAST BOSTON SAVINGS BANK ACCOUNT NUMBERS*

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by Meridian Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on [expiration date] otherwise this form and all of my subscription rights will be void. **(continued on reverse side of this form)**

***** ORDER NOT VALID UNLESS SIGNED *****

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature	Date	Signature	Date

Internal Use Only: Date Rec'd ____/____ Check# __________ $__________ Check# __________ $__________ Batch# ________ Order # ________ Category________

(7) Associates/Acting in Concert (continued from front side of Stock Order and Certification Form)

Associate – The term “associate” of a person means:

1)	any corporation or organization (other than East Boston Savings Bank, Meridian Bancorp, Inc., Meridian Interstate Bancorp, Inc. or Meridian Financial Services, Incorporated or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

3)	any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or officer of East Boston Savings Bank, Meridian Bancorp, Inc., Meridian Interstate Bancorp, Inc. or Meridian Financial Services, Incorporated.

Acting in Concert – The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. Persons living at the same address, whether or not related, will be deemed to be acting in concert unless otherwise determined by the Board of Trustees of Meridian Financial Services, Incorporated or its delegate(s).

Please see the Prospectus section entitled “The Conversion and Offering” for more information on purchase limitation and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order and Certification Form)

I agree that after receipt by Meridian Bancorp, Inc., this Stock Order and Certification Form may not be modified or cancelled without Meridian Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the maximum purchase limitation of $500,000 for any individual or $1,000,000 with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Conversion and the Prospectus dated [date].

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR THE DEPOSITORS INSURANCE FUND, AND ARE NOT GUARANTEED BY MERIDIAN BANCORP, INC., EAST BOSTON SAVINGS BANK, THE FEDERAL GOVERNMENT, OR ANY OTHER GOVERNMENTAL AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Reserve Bank of Boston at [phone number].

I further certify that, before purchasing the common stock of Meridian Bancorp, Inc., I received the Prospectus dated [date] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section, which risks include but are not limited to the following:

1.	A worsening of economic conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.

2.	Our emphasis on commercial real estate, multi-family, commercial business and construction lending involves risks that could adversely affect our financial condition and results of operations.

3.	Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.

4.	Our business strategy includes the continuation of significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

5.	Declines in property values can increase the loan-to-value ratios on our residential mortgage loan portfolio, which could expose us to greater risk of loss.

6.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

7.	Historically low interest rates may adversely affect our net interest income and profitability.

8.	Changes in interest rates could hurt our profits.

9.	Changes in the valuation of our securities portfolio could hurt our profits.

10.	The financial services sector represents a significant concentration within our investment portfolio.

11.	Impairment of goodwill could require charges to earnings, which could result in a negative impact on our results of operations.

12.	The building of market share through de novo branching and expansion of our residential, commercial real estate and commercial business lending capacity could cause our expenses to increase faster than revenues.

13.	Changes in the programs offered by secondary market purchasers or our ability to qualify for their programs may reduce our mortgage banking revenues, which would negatively impact our non-interest income.

14.	Failure to manage our growth may adversely affect our performance.

15.	Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

16.	We will become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

17.	The level of our commercial real estate loan portfolio may subject us to additional regulatory scrutiny.

18.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations, increase our costs of operations and decrease our efficiency.

19.	Proposed and final regulations could restrict our ability to originate and sell loans.

20.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

21.	Legal and regulatory proceedings and related matters could adversely affect us or the financial services industry in general.

22.	Strong competition within our market area could hurt our profits and slow growth.

23.	Our success depends on hiring and retaining certain key personnel.

24.	Our business may be adversely affected by an increasing prevalence of fraud and other financial crimes.

25.	Managing reputational risk is important to attracting and maintaining customers, investors and employees.

26.	System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

27.	Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

28.	The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

29.	Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

30.	Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

31.	Our stock-based benefit plans will increase our expenses and reduce our income.

32.	The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

33.	We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

34.	Various factors may make takeover attempts more difficult to achieve.

35.	You may not revoke your decision to purchase common stock in the subscription or community offerings after you send us your order.

36.	The distribution of subscription rights could have adverse income tax consequences.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.